BC Form 51-509F1

Notice - OTC Issuer Ceases to be an OTC Reporting Issuer

This is the form required under section 4(1) of BC Instrument 51-509 Issuers Quoted in the U.S. Over-the-Counter Markets for an OTC issuer to give notice that it is no longer an OTC reporting issuer.

The Issuer

Name of Issuer:     Nord Resources Corporation (the Issuer)

Head office address:    1 West Wetmore Road, Suite 203
                                     Tucson, Arizona 85705

Last head office
address (if different
from above):       __________________________________

                            __________________________________

Telephone number:    520-292-0266

Fax number:               520-292-0268

E-mail address:          wmorrison@nordresources.com

Ticker-symbol date:   November 23, 1999

Ceasing to be a reporting issuer

1.   The Issuer's business is not directed or administered, and has not been directed or administered for at least one year, in or from British Columbia.

2.   Investor relations activities, by or on behalf of the Issuer, are not carried on, and have not been carried on for at least one year, in or from British Columbia.

3.   More than one year has passed since the Issuer's ticker-symbol date.

4.   As a result, on filing this Notice, the Issuer is no longer an OTC reporting issuer in British Columbia.

5.   On filing this Notice, the Issuer will remain a reporting issuer in British Columbia.*

Certificate

On behalf of the Issuer, I certify that the statements made in this Notice are true.

Date:   August 31, 2011

NORD RESOURCES CORPORATION
Name of Issuer (please print)

Wayne M. Morrison, CEO and CFO, 520-292-0266
Print name, title and telephone number
of person signing

/s/ Wayne Morrison
Signature

* An OTC reporting issuer that ceases to be an OTC reporting issuer under BCI 51-509 Issuers Quoted in the U.S Over-the-Counter Markets also ceases to be a reporting issuer under the Securities Act unless it otherwise meets the definition of reporting issuer in the Act. For example, if an OTC issuer ceases to be an OTC reporting issuer because a year has passed since it ceased carrying on investor relations activities in British Columbia, it would continue to be a reporting issuer under the Act if it had filed and obtained a receipt for a prospectus or if it had exchanged its securities in connection with an amalgamation.

Warning:     It is an offence to make a statement in this Notice that is false or misleading in a material respect.